Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-251074 on Form S-3 and Registration Statement Nos. 333-215145-01, 333-155581-01, 333-200835-01, 333-168731-01, 333-215150-01, 333-185354-01, and 333-222048 on Form S-8 of Southwest Gas Holdings, Inc. of our report dated April 14, 2021, relating to the financial statements of Dominion Energy Questar Pipeline, LLC appearing in this Current Report on Form 8-K/A dated March 14, 2022.

/s/ Deloitte & Touche, LLP

Richmond, Virginia
March 14, 2022